                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of Panolam Industries International, Inc. of the report of Price Waterhouse dated April 3, 1997 relating to the combined divisional financial statements of Domtar Decorative Panels, a division of Domtar Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montreal, Canada

December 28, 1999